As filed with the Securities and Exchange Commission on June 24, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALPHA TEKNOVA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	8731	94-3368109
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2290 Bert Dr.

Hollister, CA 95023

(831) 637-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Gunstream

President and Chief Executive Officer

Alpha Teknova, Inc.

2290 Bert Dr.

Hollister, CA 95023

(831) 637-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin Elizabeth A. Razzano Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 (650) 320-1800	Michael S. Kagnoff Patrick J. O’Malley Michael Maline DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2133 (858) 677-1400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-256795

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b 2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)(3)	AMOUNT OF REGISTRATION FEE(3)
Common Stock, par value $0.00001 per share	1,150,000	$16.00	$18,400,000	$2,007.44

(1)

Includes 150,000 shares subject to the underwriters’ option to purchase additional shares. The shares being registered under this Registration Statement are in addition to the 5,750,000 shares registered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-256795).

(2)	Based on the public offering price per share.
(3)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, for the purpose of determining the registration fee based on the public offering price per share of $16.00. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $92,000,000 on the Registration Statement on Form S-1, as amended (File No. 333-256795), which was declared effective by the Securities and Exchange Commission on June 24, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,400,000 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Alpha Teknova, Inc. (the “Registrant”) by 1,150,000 shares, 150,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1 , as amended (File No. 333-256795)  (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June  24, 2021, are incorporated by reference into this Registration Statement. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number		Exhibit Description

5.1		Opinion of Paul Hastings LLP.

23.1		Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (see page II-6 of the original filing of this Registration Statement on Form S-1).

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hollister, California, on the 24th day of June, 2021.

Alpha Teknova, Inc.

By:	/s/ STEPHEN GUNSTREAM
Stephen Gunstream President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN GUNSTREAM Stephen Gunstream	President, Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2021

/s/ MATT LOWELL Matt Lowell	Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2021

* Paul Grossman	Chairman of the Board	June 24, 2021

* Irene Davis	Director	June 24, 2021

* Ted Davis	Director	June 24, 2021

* Alexander Herzick	Director	June 24, 2021

* J. Matthew Mackowski	Director	June 24, 2021

* Robert McNamara	Director	June 24, 2021

* Brett Robertson	Director	June 24, 2021

* Alexander Vos	Director	June 24, 2021

*By:	/s/ Stephen Gunstream
Stephen Gunstream Attorney-in-Fact

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